                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                              ------------------

                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported):  March 27, 1998
                                --------------
                       Choice Hotels International, Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                 Delaware                                  52-1209792
        - ----------------------------                 -------------------
        (State or Other Jurisdiction                      (IRS Employer
             of Incorporation)                         Identification No.)


                              10750 Columbia Pike
                        Silver Spring, Maryland  20901
                   ----------------------------------------
                   (Address of Principal Executive Offices)


                                (301) 979-5000
            -------------------------------------------------------
             (Registrant's telephone number, including area code)

ITEM 5.   Other Events
------    ------------
     Choice Hotels International, Inc. ("Choice" and, together with its subsidiaries, the "Company") deems the information attached hereto as Exhibit 99.1, and incorporated herein by reference, to be of importance to its security holders, as it provides calendarized unaudited financial information for the twelve months ended December 31, 1997 on a quarterly basis. This reclassification does not require any amendments to the Company's reports filed under the Securities Exchange Act of 1934, as amended.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits
-----     ------------------------------------------------------------------

     (c)  Exhibits
          --------

          99.1    Choice Hotels International, Inc. Consolidated
                  Statement of Income for the Twelve Months Ended December 31, 1997 and the three months ended March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Choice Hotels International, Inc.



                              By:  /s/ Donald H. Dempsey
                                   -------------------------
                                   Donald H. Dempsey
                                   Executive Vice President,
                                   Chief Financial Officer
                                   and Treasurer

Date:  March 27, 1998

CHOICE HOTELS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)



                                                                        Three Months Ended
                                                        March 31,    June 30,   September 30,   December 31,    Calendar
(In thousands)                                            1997         1997         1997            1997          1997
                                                        ----------------------------------------------------------------
REVENUES

Royalty fees                                            $17,662       $26,913       $33,799         $27,329      $105,703
Marketing and reservation fees                           18,736        28,436        34,607          28,448       110,227
Product sales                                             5,558         4,987         5,800           6,106        22,451
Initial franchising fees and relicensing fees             4,184         4,647         2,870           4,395        16,096
Other, including partners service revenue                 4,991         4,645           588           4,126        14,350
European hotel operations                                 3,733         4,855         4,284           4,431        17,303
                                                        -----------------------------------------------------------------
        Total revenues                                   54,864        74,483        81,948          74,835       286,130

OPERATING EXPENSES

Franchise marketing and reservation                      20,287        26,645        34,193          27,019       108,144
European hotel operations                                 3,681         4,208         3,786           3,949        15,624
Selling, general, and administrative                     11,541        14,345        12,419          14,119        52,424
Product services cost of sales                            5,834         5,060         5,510           5,913        22,317
Depreciation and amortization                             2,564         2,672         2,465           2,852        10,553
                                                        -----------------------------------------------------------------
        Total operating expenses                         43,907        52,930        58,373          53,852       209,062
                                                        -----------------------------------------------------------------

Income before interest expense and income taxes          10,957        21,553        23,575          20,983        77,068

Interest expense, net                                     2,866         2,142         3,087           2,697        10,792
                                                        -----------------------------------------------------------------

Income before income taxes                                8,091        19,411        20,488          18,286        66,276
Income taxes                                              3,370         8,085         8,533           7,616        27,604
                                                        -----------------------------------------------------------------
Net income                                              $ 4,721       $11,326       $11,955         $10,670       $38,672
                                                        =================================================================

Weighted average shares outstanding                      63,105        60,665        59,998          59,808        60,833
                                                        =================================================================

Basic earnings per share                                $  0.07       $  0.19       $  0.20         $  0.18       $  0.64
                                                        =================================================================


Note: Basic earnings per share and weighted average shares outstanding are presented on a pro forma basis based upon its Parents' weighted average shares outstanding prior to October 15, 1997 because the Company was a subsidiary of Sunburst Hospitality Corporation.

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